OFFER TO EXCHANGE

               15% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2011
                             (CUSIP NO. 853666 AC 9)
             FOR UP TO $20,000,000 AGGREGATE PRINCIPAL AMOUNT OF
              6 3/4 % CONVERTIBLE SUBORDINATED DEBENTURES DUE 2009
                              (CUSIP NO. 853666AB1)
                                       OF
                          STANDARD MOTOR PRODUCTS, INC.

                                                                  March 20, 2009

To Our Clients:

      Standard Motor Products, Inc. (the "Company") is offering to exchange (the "Exchange Offer") $1,000 principal amount of 15% Convertible Subordinated Debentures due 2011 of the Company (the "New Debentures") for each $1,000 principal amount of validly tendered and accepted 6 3/4% Convertible Subordinated Debentures due 2009 of the Company (the "Old Debentures"). Accrued and unpaid interest to, but excluding, the settlement date on Old Debentures that the Company acquires in the Exchange Offer will be paid in cash upon settlement.

      The Exchange Offer is made on the terms and is subject to the conditions set forth in the Company's Offer to Exchange dated March 20, 2009 (as may be amended or supplemented from time to time, the "Offer to Exchange") and the accompanying Letter of Transmittal (the "Letter of Transmittal"). The Exchange Offer is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 17,
2009, UNLESS EXTENDED OR EARLIER TERMINATED BY THE COMPANY (THE "EXPIRATION
DATE")
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      The enclosed Offer to Exchange is being forwarded to you as the beneficial owner of Old Debentures held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Debentures held by us for your account. A tender of such Old Debentures may be made only by us as the registered holder and only pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender and deliver the Old Debentures held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

      YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER OLD DEBENTURES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFER TO EXCHANGE. YOU MUST TENDER YOUR OLD DEBENTURES PRIOR TO THE EXPIRATION DATE (5:00 P.M., NEW YORK CITY TIME, ON APRIL 17, 2009, UNLESS EXTENDED). OLD DEBENTURES TENDERED MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

      IF WE DO NOT RECEIVE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES PRESENTED IN THE OFFER TO EXCHANGE AND THE LETTER OF TRANSMITTAL, WE WILL NOT TENDER ANY OF THE OLD DEBENTURES FOR YOUR ACCOUNT. PLEASE CAREFULLY REVIEW THE ENCLOSED MATERIALS AS YOU CONSIDER THE EXCHANGE OFFER.


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


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                                                             CUSIP No. 853666AB1

      To: My Broker, Account Executive, Trust Company or Other Nominee:

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to Standard Motor Products, Inc.'s Exchange Offer with respect to its 6 3/4% Convertible Subordinated Debentures due 2009 (CUSIP No. 853666AB1).

      This will instruct you, the registered holder, to tender the specified principal amount of Old Debentures indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Offer to Exchange and the related Letter of Transmittal.

      The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (fill in amount):

      $           of the Old Debentures.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box) *

|_| To TENDER the following Old Debentures held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD DEBENTURES TO BE TENDERED, IF
      ANY).

      $           of the Old Debentures.*

|_| NOT to TENDER the following Old Debentures held by you for the account of the undersigned.

      $           of the Old Debentures.*

Dated: _____________________________, 2009

Signature(s): **
                --------------------------------------------------------------

Print name(s) here: **
                      --------------------------------------------------------

Print Address(es): **
                     ---------------------------------------------------------

Area Code and Telephone Number(s):
                                  --------------------------------------------

Tax Identification or Social Security Number(s):
                                                ------------------------------

My account number with you:
                           ---------------------------------------------------


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

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*     Must be in denominations of $1,000 principal amount or any integral multiple thereof. Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.
** If Old Debentures are beneficially owned by two or more beneficial owners, all such owners must sign.


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